Exhibit 4.1

AMENDMENT NO. 1

Dated as of May 16, 2008

to

POOLING AND SERVICING AGREEMENT

Dated as of December 1, 2005

among

CWALT, INC.,
Depositor

COUNTRYWIDE HOME LOANS, INC.,
Seller

PARK GRANADA LLC,
Seller

PARK MONACO INC.,
Seller

PARK SIENNA LLC,
Seller

COUNTRYWIDE HOME LOANS SERVICING LP,
Master Servicer

and

THE BANK OF NEW YORK,
Trustee

ALTERNATIVE LOAN TRUST 2005-76

MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-76

THIS AMENDMENT NO. 1, dated as of May 16, 2008 (the “Amendment”), to the Pooling and Servicing Agreement (as defined below), is among CWALT, INC., as depositor (the “Depositor”), COUNTRYWIDE HOME LOANS, INC. (“Countrywide”), as a seller (a “Seller”), PARK GRANADA LLC (“Park Granada”), as a seller (a “Seller”), PARK MONACO INC. (“Park Monaco”), as a seller (a “Seller”), PARK SIENNA LLC (“Park Sienna”), as a seller (a “Seller”), COUNTRYWIDE HOME LOANS SERVICING LP, as master servicer (the “Master Servicer”), and THE BANK OF NEW YORK, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Depositor, Countrywide, as a Seller, Park Granada, as a Seller, Park Monaco, as a Seller, Park Sienna, as a Seller, the Master Servicer, and Trustee entered into a Pooling and Servicing Agreement, dated as of December 1, 2005 (the “Pooling and Servicing Agreement”), providing for the issuance of the Alternative Loan Trust 2005-76, Mortgage Pass-Through Certificates, Series 2005-76;

WHEREAS, the transaction evidenced by the Pooling and Servicing Agreement closed on December 30, 2005 (the “Closing Date”);

WHEREAS, the parties to the transaction wish to amend the Pooling and Servicing Agreement as of the Closing Date by: (1) replacing the definition of “Certificate Balance” in Article I with a definition that includes the concept of Net Deferred Interest and (2) adding Section 4.03 (together, such amendments, the “Amendment”) so as to provide for the allocation of Net Deferred Interest to the Certificate Balances of the Certificates;

WHEREAS, subject to the satisfaction of certain conditions provided therein, Section 10.01 of the Pooling and Servicing Agreement provides that the Pooling and Servicing Agreement may be amended by the parties thereto without the consent of any Certificateholders to conform to the Prospectus and Prospectus Supplement provided to investors in connection with the initial offering of the Certificates;

WHEREAS, the parties to the Pooling and Servicing Agreement wish to amend the Pooling and Servicing Agreement to conform to the Prospectus Supplement as described in the third recital of this Amendment;

WHEREAS, the Depositor and the Master Servicer have concluded that no consent of any Class of Certificates is required for the adoption of the Amendment; and

WHEREAS, the Depositor has delivered to the Trustee an Opinion of Counsel in accordance with the provisions of the Pooling and Servicing Agreement;

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1.     Defined terms.

For purposes of this Amendment, unless the context clearly requires otherwise, all capitalized terms which are used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Pooling and Servicing Agreement.

SECTION 2.     Amendment.

(1)  As of the Closing Date, the definition of “Certificate Balance” as set forth in Article I of the Pooling and Servicing Agreement is hereby deleted and replaced with the following:

Certificate Balance:  With respect to any Certificate (other than the Class C Certificates) at any date, the maximum dollar amount of principal to which the Holder thereof is then entitled under this Agreement, such amount being equal to the Denomination of that Certificate (A) plus, (i) the amount of Net Deferred Interest allocated to such Class of Certificates pursuant to Section 4.03 and (ii) with respect to the Subordinated Certificates, any increase to the Certificate Balance of such Certificate pursuant to Section 4.02 due to the receipt of Subsequent Recoveries and (B) minus the sum of (i) all distributions of principal previously made with respect to that Certificate and (ii) with respect to the Subordinated Certificates, any Applied Realized Loss Amounts allocated to such Certificate on previous Distribution Dates pursuant to Section 4.02 without duplication.

(2)  As of the Closing Date, the following section is added as Section 4.03 to the Pooling and Servicing Agreement:

Section 4.03.     Allocation of Net Deferred Interest

(a)  For any Distribution Date, the Net Deferred Interest allocated to a Class of Certificates shall be an amount equal to the excess, if any, of (i) the amount of interest that accrued on such Class of Certificates at the applicable Pass-Through Rate during the Interest Accrual Period related to that Distribution Date over (ii) the amount of interest that accrued on such Class of Certificates at the related Adjusted Cap Rate during the Interest Accrual Period related to that Distribution Date.

(b)  Any Net Deferred Interest allocated to a Class of Certificates will be added to the Class Certificate Balance of such Class of Certificates.

SECTION 3.     Effect Of Amendment.

Upon execution of this Amendment, the Pooling and Servicing Agreement shall be, and be deemed to be, modified and amended in accordance herewith and the respective rights, limitations, obligations, duties, liabilities and immunities of the Depositor, the Sellers, the Master Servicer and the Trustee shall hereafter be determined, exercised and enforced subject in all respects to such modifications and amendments, and all the terms and conditions of this Amendment shall be and be deemed to be part of the terms and conditions of the Pooling and Servicing Agreement for any and all purposes.  Except as modified and expressly amended by this Amendment, the Pooling and Servicing Agreement is in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

SECTION 4.     Binding Effect.

The provisions of this Amendment shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Trustee and the related Certificateholders.

SECTION 5.     Governing Law.

THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 6.     Severability of Provisions.

If any one or more of the provisions or terms of this Amendment shall be for any reason whatsoever held invalid, then such provisions or terms shall be deemed severable from the remaining provisions or terms of this Amendment and shall in no way affect the validity or enforceability of the other provisions or terms of this Amendment or of the Certificates or the rights of the Holders thereof.

SECTION 7.     Section Headings.

The section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

SECTION 8.     Counterparts.

This Amendment may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the Depositor, the Sellers, the Master Servicer and the Trustee have caused this Amendment to be duly executed by their respective officers thereunto duly authorized, all as of the day and year first above written.

CWALT, INC., as Depositor

By:	/s/ Darren Bigby
Name: Darren Bigby
Title: Executive Vice President

THE BANK OF NEW YORK, as Trustee

By:	/s/ Michelle Penson
Name: Michelle Penson
Title: Vice President

COUNTRYWIDE HOME LOANS, INC., as a Seller

By:	/s/ Darren Bigby
Name: Darren Bigby
Title: Executive Vice President

PARK GRANADA LLC, as a Seller

By:	/s/ Darren Bigby
Name: Darren Bigby
Title: Executive Vice President

PARK MONACO INC., as a Seller

By:	/s/ Darren Bigby
Name: Darren Bigby
Title: Executive Vice President

PARK SIENNA LLC, as a Seller

By:	/s/ Darren Bigby
Name: Darren Bigby
Title: Executive Vice President

COUNTRYWIDE HOME LOANS SERVICING LP, as Master Servicer

By:	COUNTRYWIDE GP, INC.

By:	/s/ Darren Bigby
Name: Darren Bigby
Title: Executive Vice President